SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549
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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) July 14, 1995
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                                MasTec, Inc.
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             (Exact Name of Registrant as Specified in Charter)

      Delaware                           0-3797             59-1259279
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     (State or Other Jurisdiction     (Commission         (IRS Employer
      of Incorporation)               File Number)       Identification No.)

                8600 N.W. 36th Street, Miami, Florida 33166
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             (Address of Principal Executive Offices)(Zip Code)

      Registrant s telephone number, including area code(305) 599-1800
                            --------------------

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       (Former Name or Former Address, if Changed Since Last Report)


























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Item 5.   Other Events.

     On July 14, 1995, MasTec, Inc. (the "Company") entered into a loan agreement with Devono Company Limited, a British Virgin Islands corporation (the "Borrower"), whereby the Company lent the Borrower $25,000,000 at an annual interest rate of 15% for a term of 180 days (the "Loan"). The Company financed the Loan by providing the Borrower with $5,000,000 from its working capital and drawing upon the Company's existing credit facilities for the remaining amount. The Borrower may extend the term of the Loan at an annual interest rate of 17.5% for two additional ninety day periods. The Loan is non-recourse to the Borrower, and, in the event of a default, the Company's sole recourse will be to its security interest in 40% of the outstanding and issued shares of the common stock of an Ecuadorian company which owns a majority interest in a company licensed to operate a cellular phone service and an international teleport system in the Republic of Ecuador (the "Cellular Shares").









































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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MasTec, Inc.



Date: August 10, 1995              By:  /s/ Carlos A. Valdes
                                   ----------------------
                                   Name:  Carlos A. Valdes
                                   Title: Sr. Vice President - Finance
                                         (Principal Financial Officer)





































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